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                           AMENDMENT NUMBER THREE TO
                      THE 1993 NATIONAL STEEL CORPORATION
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

          Amendment made as of this 14/th/ day of February, 2000 to the 1993 National Steel Corporation Non-Employee Directors' Stock Option Plan (the "Plan").

                                  WITNESSETH:

          WHEREAS, National Steel Corporation, a Delaware corporation (the "Company") has established the Plan;

          WHEREAS, the Company maintains the Plan to assist it in attracting and retaining the services of certain non-employee directors by providing such persons with the option to purchase shares of the Class B Common Stock of the Company, $.01 par value;

          WHEREAS, the Company wishes to amend the Plan; and

          WHEREAS, the Board (as defined in Section 2.01.3 of the Plan) has the authority under Section 10.01 of the Plan to amend the Plan from time to time.

          NOW THEREFORE, the Plan is hereby amended, effective as of February 14, 2000, as follows:

1. Section 6.02(v) is hereby amended by deleting the last sentence thereof and replacing it with the following:

          "In addition, each Participant shall receive, upon each anniversary of such Participant becoming a director of the Company and not subject to the discretion of any Person or Persons, an Option under the Plan relative to the purchase of 1,000 shares (subject to the provision of Section 8)."

2. Except as herein modified and amended, the terms of the Plan shall remain unchanged and in full force and effect.